EXHIBIT 5

                                                     November 1, 2000
ABN AMRO Bank N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

Ladies and Gentlemen:

         We have acted as special counsel to ABN AMRO Bank N.V., a limited liability company incorporated under the laws of the Netherlands (the "Company"), in connection with the preparation and filing of a registration statement on Form F-3, as it may be amended or supplemented from time to time, (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), pertaining to up to $500,000,000 aggregate offering price of debt securities (the "Securities"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

         The Securities are to be issued from time to time as senior indebtedness of the Company under an indenture (the "Indenture") to be entered into between the Company and The Chase Manhattan Bank, London Branch, as trustee (the "Trustee").

         In this capacity, we have examined originals, telecopies or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Indenture, such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company, and others, and such other documents, certificates and corporate or other records, as we have deemed necessary or appropriate as a basis for this opinion.


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ABN AMRO Bank N.V.
November 1, 2000
Page 2

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, in rendering this opinion, we have assumed that each of the parties to the Indenture and the documents executed by the Company, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power, corporate or other, to authorize, execute and deliver the Indenture and the notes evidencing the obligations under the Securities, and, in each case, the transactions contemplated thereby, and that in the case of each such party other than the Company, each such document constitutes the legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that when (i) the Registration Statement, as amended or supplemented from time to time, becomes effective, (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended and (iii) the Securities have been duly authorized, authenticated and paid for in accordance with the provisions of the Indenture and in the manner and on the terms described in the Registration Statement, as amended or supplemented from time to time, such Securities will have been legally issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) the enforceability thereof may be subject to general principles of equity, regardless of whether such enforceability is considered at a proceeding in equity or at law, and (iii) a waiver of rights under any usury or stay law may be unenforceable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the related prospectus. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.


                                                   Very truly yours,


                                                   /s/ Schulte Roth & Zabel LLP